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                                                                   Exhibit 10.14

                                 Experimed Ltd.
                                 Backbone Road
                            Sewickley, PA 15143-0408

                                LEASE AGREEMENT

Experimed Ltd. (the "Lessor") and Innovative Drug Delivery Systems, Inc. (the "Lessee") hereby agree, effective as of January 1, 2001, to lease the services of Dr. Leonard Firestone, an employee of the Lessor, as President and Chief Executive Officer of the Lessee on a full-time basis, subject to the following terms and conditions:

1.    Dr. Firestone qualifies as a common law employee of the Lessee.

2. The Lessor is contractually required to remit payroll taxes on the compensation to Dr. Firestone for the services provided to the Lessee.

3. The Lessee has the exclusive right to grant stock compensation to Dr. Firestone for his service to the Lessee.

4. The Lessee has the exclusive right to hire, fire and control the activities of Dr. Firestone.

5. The Lessee has a right to determine the economic value of the services performed by Dr. Firestone (including wages and the number of units and value of stock compensation granted).

6. Dr. Firestone has the ability to participate in the Lessee's employee benefit plans, if any, on the same basis as other comparable employees of the Lessee.

7. The Lessee agrees to and remits funds sufficient to cover the complete compensation, including all payroll taxes, of Dr. Firestone on or before a contractually agreed upon date or dates to the Lessor.

This agreement will remain in effect until terminated by either party hereto on three (3) business days notice to such other party.

Agreed to this 14th day of January, 2002:


/s/ Leonard Firestone, M.D.               /s/ Douglas A. Hamilton
-------------------------------           ---------------------------
Leonard Firestone, M.D.                   Douglas A. Hamilton
Experimed Ltd.                            Chief Financial Officer
                                          Innovative Drug Delivery Systems, Inc.